UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 13, 2007

OAKMONT ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-51423	20-2679740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Bloomfield Hills Pkwy., Ste. 240 Bloomfield Hills, MI	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 220-2001

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Commencing on or about March 20, 2007, Oakmont Acquisition Corp., (“Oakmont”) and Brooke Credit Corporation (“BCC”) intend to hold presentations for Oakmont’s stockholders regarding the proposed merger between Oakmont and BCC, as described in Oakmont’s Form 8-K filed on February 8, 2007. In connection with such presentations, the slide show presentation attached to this Current Report on Form 8-K as Exhibit 99.1 will be distributed to participants.

Oakmont, BCC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies for the Oakmont special meeting of stockholders at which Oakmont’s stockholders will be asked to approve the transaction.

Stockholders of Oakmont and BCC and other interested persons are advised to read Oakmont’s amended preliminary proxy statement and, when available, Oakmont’s definitive proxy statement in connection with Oakmont’s solicitation of proxies for the special meeting at which Oakmont’s stockholders will be asked to approve the merger because these proxy statements contain important information. Such persons can also read Oakmont’s final prospectus, dated July 12, 2005, as well as periodic reports, for more information about Oakmont, its officers, directors, and their interests in the successful consummation of this business combination.

The definitive proxy statement will be mailed to Oakmont’s stockholders as of a record date to be established for voting at the special meeting. Stockholders will also be able to obtain a copy of the definitive proxy statement, the final prospectus and other periodic reports filed with the Securities and Exchange Commission, without charge, by visiting the Securities and Exchange Commission’s Internet site at (http;//www.sec.gov).

Item 9.01.	Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. The following exhibit is being furnished herewith:

Exhibit 99.1 Slide Show Presentation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKMONT ACQUISITION CORP.

By:	/s/ Michael C. Azar
Michael C. Azar
President

March 13, 2007

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